Exhibit 10.1

Farm-in Letter Agreement
(“Agreement”)

Between:

Unitech Energy Resources Inc.
An Alberta, Canada corporation
(“URX”)

-and-

BCO Hydrocarbon Ltd.
A Nevada corporation
(“BCO”)

(hereinafter collectively referred to as the “Parties”)

Whereas the Parties wish to form a business relationship that contemplates the  exploration for, and production of, hydrocarbons from Petroleum and Natural Gas Agreement Numbers 0050505090500 and 0050506060517  (collectively the “Lease”), which Lease is owned by URX and comprises approximately 640 acres of petroleum and natural gas exploitation rights from the surface to the base of the Belly River formation, and which Lease is located in central Alberta, Canada, at section 30, Township 57, Range 8, W5 which is approximately 70 miles northwest of Edmonton, Alberta in the area known as “Paddle River”, the Parties hereby agree as follows:

a)	The Farm-in agreement will include the formations held under the Lease from surface to the base of the Belly River formation.
b)
BCO will farm-in on the Lease on the basis of a 100% capital interest for a 50% working interest. For clarity, BCO will pay 100% of all costs associated with all seismic activity, drilling, completing, and testing and thereafter both Parties will pay their respective 50% of any go-forward costs;

c)	There is no payout account;
d)
BCO will pay to URX, US$5,000 upon the signing of this Agreement and a further US$5,000 upon the closing of BCO financing as contemplated by the filing of a registration statement with the US S.E.C.. If BCO does not pay the required $5,000, within 30 days of the closing of the financing as contemplated above in this clause, BCO will lose all rights to the Lease and will not be entitled to any refund of the initial $5,000 paid;

e)
Upon the initial signing payment set out in item (d) above being made, URX will provide BCO with all of URX’s geological working papers with regard to the Lease. These working papers will remain the property of URX and they are provided to BCO for the sole purpose of assisting BCO with its exploration activities on the Lease;

f)	BCO will control the timing of all activities related to the Lease; and

g)
Upon paying the $10,000 referred to in clause “d” above, BCO acquires the right to operate, or appoint an operator for, the Lease. The Parties further agree that once the $10,000 is paid, they will enter into a standard farm-in and operating agreement based on CAPL.

Other Agreements and Acknowledgments:

1.
URX confirms that it purchased the Lease at an Alberta Government auction on September 21, 2005 for the sum of Cdn$94,703.00 (0050505090500) and Cdn$ $18,671 (0050506060517) (Total $113,374) and that the Lease will expire on September 22, 2010 (0050505090500) and June 15, 2011 (0050506060517) unless continued pursuant to the rules and regulations of the Government of Alberta.

2.	The Parties agree that this Agreement will expire on January 1, 2010 unless a minimum of $25,000 is expended on the Lease prior to January 1, 2010.

3.	This agreement will be governed by the laws of Alberta, Canada.

Signed and agreed to in Calgary, Alberta, this 29th. day of August, 2008

BCO Hydrocarbon Ltd.
per:
“signed”
Malcolm Albery
President

Unitech Energy Resources Inc.
per:
“signed”
Steve Price
President